SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (date of earliest event reported) April 18, 2002


                       ADELPHIA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)




      Delaware                      0-16014                   23-2417713
  (State or other            (Commission File Number)       (IRS Employer
  jurisdiction of                                         Identification No.)
   incorporation)



               One North Main Street - Coudersport, PA 16915-1141 (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (814) 274-9830




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Item 5. Other Events and Regulation FD Disclosure

In a press release dated April 18, 2002, Adelphia Communications Corporation (the "Company") announced that it had received a Staff Determination letter on April 17, 2002 from the Nasdaq Stock Market, indicating that the Company is not in compliance with Marketplace Rule 4310(c)(14) as a result of the Company's failure to timely file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2001. Accordingly, its securities are subject to delisting from the Nasdaq Stock Market. A copy of the Company's press release dated April 18, 2002 is attached to this Form 8-K, incorporated herein by reference and filed herewith under Item 7 as Exhibit 99.01.


In a press release dated April 19, 2002, the Company announced today that it has been granted a hearing before the Nasdaq Listing Qualification Panel to review the previously announced Nasdaq Staff Determination letter received by the Company on April 17, 2002. The hearing has been scheduled for May 16, 2002. Until the hearing takes place and a listing decision is issued, the delisting action has been stayed pending the Panel's determination. Accordingly, Adelphia continues to be listed and available for trading on the Nasdaq National Market under the ticker symbol ADLAE. A copy of the Company's press release dated April 19, 2002 is attached to this Form 8-K, incorporated herein by reference and filed herewith under Item 7 as Exhibit 99.02.



Item 7. Financial Statements and Exhibits

Exhibit No.                        Description


99.01       Press Release dated April 18, 2002 (Filed Herewith).
99.02       Press Release dated April 19, 2002 (Filed Herewith).


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 25, 2002              ADELPHIA COMMUNICATIONS CORPORATION
                                              (Registrant)

                                  By:   /s/ Timothy J. Rigas
                                        Timothy J. Rigas
                                        Executive Vice President, Treasurer
                                        and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                      Description



99.01       Press Release dated April 18, 2002 (Filed Herewith).
99.02       Press Release dated April 19, 2002 (Filed Herewith).